EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Rigel Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.001 par value per share	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Equity	Preferred stock, $0.001 par value per share	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Debt	Debt securities	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Other	Warrants	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Other	Units	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Other	Rights	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Unallocated (Universal Shelf)	⸺	Rule 457(o)	(1)	(2)	⸺	⸺	⸺
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal Shelf)	⸺	Rule 415(a)(6)	(3)		$250,000,000			Form S-3	333-258426	05-03-2022	$24,815
	Total Offering Amounts					$250,000,000		$24,815
	Total Fees Previously Paid							$24,815
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)	There are being registered hereunder such indeterminate number or amount, as the case may be, of common stock, preferred stock, debt securities, warrants, units and rights as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, upon separation of units, upon exercise of rights or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $250,000,000 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-258426) which was initially filed with the Securities and Exchange Commission on August 3, 2021, 2021 and became effective on May 3, 2022 (the “Prior Registration Statement”), and are included in this registration statement. The registrant paid a filing fee of $24,815 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.